UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd., St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On January 4, 2022 (the “Closing Date”), Centene Corporation, a Delaware corporation (the “Company”), completed the previously announced acquisition of Magellan Health, Inc., a Delaware corporation (“Magellan Health”), pursuant to the Agreement and Plan of Merger, dated January 4, 2021 (the “Merger Agreement”), by and among the Company, Mayflower Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Magellan Health.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub was merged with and into Magellan Health (the “Merger”), with Magellan Health continuing as the surviving corporation of the Merger and a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Magellan Health (the “Magellan Health Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Magellan Health Common Stock owned by Magellan Health, any shares of Magellan Health Common Stock owned by the Company or Merger Sub, any shares of Magellan Health Common Stock as to which appraisal rights have been properly exercised, and shares of Magellan Health Common Stock underlying restricted stock awards of Magellan Health) was automatically canceled and converted into the right to receive $95.00 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, each outstanding Magellan Health restricted stock award held by a nonemployee Magellan director was converted into the right to receive the Merger Consideration. Further, each outstanding Magellan Health restricted stock award (other than those held by nonemployee directors), time-based restricted stock unit, performance-based restricted stock unit, stock option and phantom cash unit was converted at such time into a corresponding Company award, in each case, that is governed by the same terms and conditions as were applicable to such Magellan Health equity award immediately prior to the Effective Time, with equivalent fair market value determined in accordance with the terms of the Merger Agreement (with Magellan Health performance-based restricted stock units converting at the target level of performance into Company time-based restricted stock units).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 2.01.

Item 7.01.          Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

 (d)          Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 4, 2021, by and among Centene Corporation, Mayflower Merger Sub, Inc., and Magellan Health, Inc. (incorporated by reference to Exhibit 2.1 to Centene Corporation’s Current Report on Form 8-K dated January 4, 2021).

99.1	Press Release of Centene Corporation, dated January 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Dated: January 4, 2022	By:	/s/ Christopher A. Koster
	Name:	Christopher A. Koster
	Title:	Executive Vice President, General Counsel and Secretary